UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007

XEDAR CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-08356	84-0684753
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8310 South Valley Highway, Suite 220
Englewood, CO 80112
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:  (303) 377-0033

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into Material Definitive Agreement

On June 8, 2007, Xedar Corporation, a Colorado corporation, signed a Business Loan Agreement, effective June 7, 2007, with KeyBank National Association (“Lender”), pursuant to which we obtained a revolving line of credit in a principal amount of up to Five Hundred Thousand Dollars and No Cents ($500,000.00) (the “Line of Credit”).  The Line of Credit is evidenced by a promissory note bearing interest at a variable rate equal to the prime rate of Lender, with an initial interest rate equal to eight and one quarter percent (8.25%) per annum.  As security for the Line of Credit, we have executed a Commercial Security Agreement in favor of Lender and Hugh H. Williamson, III, our Chairman and Chief Executive Officer, has entered into a Commercial Guaranty, personally guarantying full and punctual payment of all of our obligations arising under the Line of Credit.

There was no material relationship between the Company and Lender prior to the entry into the Line of Credit.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Number	Description
10.1	Business Loan Agreement, dated June 7, 2007, by and between Xedar Corporation and KeyBank National Association.
10.2	Promissory Note, dated June 7, 2007, by and between Xedar Corporation and KeyBank National Association.
10.3	Commercial Security Agreement, dated June 7, 2007, by and between Xedar Corporation and KeyBank National Association
10.4	Commercial Guaranty, by and among Hugh H. Williamson, III and KeyBank National Association, for the benefit of Xedar Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 11, 2007

Xedar Corporation

By: /s/ Hugh Williamson III
Chairman, President and CEO

Exhibit Index

Number	Description
10.1	Business Loan Agreement, dated June 7, 2007, by and between Xedar Corporation and KeyBank National Association.
10.2	Promissory Note, dated June 7, 2007, by and between Xedar Corporation and KeyBank National Association.
10.3	Commercial Security Agreement, dated June 7, 2007, by and between Xedar Corporation and KeyBank National Association
10.4	Commercial Guaranty, by and among Hugh H. Williamson, III and KeyBank National Association, for the benefit of Xedar Corporation.